MEMORANDUM OF UNDERSTANDING FOR CONSIGNMENT OF OPERATIONS

This Memorandum of Understanding (the “MOU”) sets for the terms and understanding between Photozou Koukoku Co., Ltd (the “Consignor”) and Takaharu Ogami (the “Consignee”) for the Consignor’s operations.

Businesses and operations

1.	The Consignor shall entrust the following the Consignor’s operations (the “Operations”) and the Consignee shall be entrusted with the Operations.

(1)	Planning and operating for purchasing and selling of goods through Photozou Website.
(2)	Executing business for purchasing and selling of goods through the internet. However, if the operations are executed by the name of the Consignee, the charges shall not be paid.
(3)	Executing business for purchasing and selling of goods from and to existing customers. However, if the operations are executed by the name of the Consignee, the charges shall not be paid.
(4)	Any businesses and operations related to the operations listed in above.

Fee

2.	The Consignor shall pay the following fee to the Consignee and provide the working place in the Consignor’s office. JPY 400,000 per month (sales tax included)

Term and Renewal

3.	The term of this MOU shall be from May 1, 2017 to July 31, 2017. The MOU can be extended any number of times if agreed upon by both parties.

May 1, 2017

Consignor

Photosou Koukoku Co., Ltd.

4-30, Yotsuya, Shinjuku-ku, Tokyo Japan

Koichi Ishizuka

President

Consignee

Takaharu Ogami

3-2-3-106, Higashioi, Shinagawa-ku, Tokyo Japan